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                                  EXHIBIT 10.45
                           AMENDMENT NO. 5 AND WAIVER
                         TO LOAN AND SECURITY AGREEMENT


                  This AMENDMENT NO. 5 AND WAIVER TO LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of this 4th day of October, 2002 by and between AMERICAN HEALTH PRODUCTS CORPORATION, a Texas corporation ("Borrower") and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("Lender"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Loan Agreement (as hereinafter defined).

                                    RECITALS

                  WHEREAS, Borrower and Lender have entered into that certain Loan and Security Agreement dated as of December 1, 1998 (as amended, supplemented, restated or otherwise modified from time to time, the "Loan Agreement"); and

                  WHEREAS, Borrower has requested that Lender (i) waive certain Events of Default resulting from Borrower's failure to receive repayment of intercompany debt owing to it from WRP Asia and (ii) amend certain other provisions of the Loan Agreement, as more fully set forth herein, and Lender is agreeable to such request only to the terms and conditions set forth herein;

                  NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. Amendments to the Loan Agreement.

         (a) Section 5(b) of the Loan Agreement is amended by deleting clause
(ii) of such Section and the proviso to such clause."

         (b) Schedule A to the Loan Agreement is amended by deleting the date "December 1, 2004" set forth in the definition of "Stated Expiry Date" and replacing such date with the date "December 1, 2003."

         (c) Section 2 of Schedule E to the Loan Agreement is amended by deleting the reference therein to the percentage "2.0%" and replacing such reference with a reference to the percentage "4.5%."

         (d) Section 4 of Schedule E to the Loan Agreement is amended inserting the following paragraph immediately prior to the last paragraph of such Section.




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                  Notwithstanding the foregoing, if the Lender's obligation to make further Revolving Credit Advances or incur additional Letter of Credit Obligations is terminated on or before March 31, 2003, the Prepayment Fee shall equal 50% of the Prepayment Fee that would otherwise be payable.

         (e) The following new Section 6 is inserted at the end of Schedule E to the Loan Agreement:

                  6. FACILITY FEE: For each calendar month (or portion thereof) prior to the Termination Date, beginning on June 1, 2003, a non-refundable Facility Fee of $10,000, payable on the first day of each calendar month.

                  SECTION 2. Waiver. Lender hereby waives any Events of Default arising under the Loan Agreement arising solely from the Borrower's failure to receive repayment of at least $2 million in intercompany debt from WRP Asia prior to June 30, 2002, in violation of Section 3 of that certain Amendment No. 4 and Waiver to the Loan Agreement, dated as of May 17, 2002.

                  SECTION 3. Representations and Warranties of Borrower. Borrower represents and warrants that:

                           (a) The execution, delivery and performance by Borrower of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and
         (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

                           (b) Each of the representations and warranties contained in the Loan Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof;

                           (c) Neither the execution, delivery and performance of this Amendment nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of Borrower's certificate or articles of incorporation or bylaws, (ii) any law or regulation, or any order or decree of any court or government instrumentality or (iii) indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document a copy of which has been delivered to Lender on or before the date hereof;

                           (d) Since the Closing Date, no provisions of Borrower's certificate or articles of incorporation or by-laws have been amended or changed; and

                           (e) No Default or Event of Default has occurred and is continuing.




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                  SECTION 4. Reference to and Effect Upon the Loan Agreement.

                  (a) Except as specifically amended above, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under the Loan Agreement or any Loan Document, nor constitute a waiver of any provision of the Loan Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

                  SECTION 5. Costs and Expenses. As provided in Section 9.2 of the Loan Agreement, Borrower agrees to reimburse Lender upon demand for all costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

                  SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

                  SECTION 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

                  SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

                  SECTION 9. Effectiveness. This Amendment shall become effective upon:

                  (a) the receipt of executed original signature pages to this Amendment by Lender and Borrower;

                  (b) payment of an amendment fee equal to $10,000; and

                  (c) reimbursement of Lender's costs and expenses as provided in Section 5 hereof.





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                  IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.


                                  AMERICAN HEALTH PRODUCTS CORPORATION


                                  By:___________________________________

                                  Title:________________________________


                                  GENERAL ELECTRIC CAPITAL CORPORATION

                                  By: __________________________________

                                  Title:________________________________




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